Exhibit 99.1

650 FIFTH AVENUE NEW YORK, NY 10019-6108

FOR IMMEDIATE RELEASE

John Tietjen	Edward Nebb/Seth Linden
Chief Financial Officer	Investor Relations/Media Relations
Sterling Bancorp	Dukas Public Relations
john.tietjen@sterlingbancorp.com	seth@dukaspr.com
212.757.8035	212.704.7385, Ext. 104

Sterling Bancorp to Report Fourth Quarter 2007
and Year-End Financial Results
New York, NY, January 24, 2008 — Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, will issue its financial results for the fourth quarter and year ended December 31, 2007 after the close of the U.S. financial markets on Monday, January 28, 2008.
In addition, Sterling will hold a conference call on Tuesday, January 29, 2008 at 10:00 a.m. Eastern Standard Time to discuss the financial results. To access the conference call live, interested parties may dial 800-762-4832 at least 10 minutes prior to the call.
A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Standard Time on Tuesday, January 29, 2008 until 11:59 p.m. Eastern Standard Time on Tuesday, February 12, 2008. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the access code 908182.
About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $2.0 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring and accounts receivable management, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, New Jersey and North Carolina and conducts business throughout the U.S.
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